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EXHIBIT 10 - SUPPLY AND DISTRIBUTION AGREEMENT BETWEEN MEASUREMENT SPECIALTIES, INC. AND KORONA GMBH &
COMPANY, KG
December 31, 1997


Supply and Distribution Agreement between
MEASUREMENT SPECIALTIES Inc., 80 Little Falls Road,
Fairfield, New Jersey 07004, United States and its affiliates
(hereinafter referred to as "MEASUREMENT SPECIALTIES") and
KORONA GmbH & Co. KG, Nienhagener Strasse 34,
37186 Moringen, Germany
(hereinafter referred to as "KORONA")


Article 1.
Purpose of the Agreement

The purpose of this agreement is to formally establish a strategic alliance between Measurement
Specialties and KORONA in order to expand our efforts in jointly growing our collective market share of retail sales in Germany, Austria and Switzerland for electronic bath and electronic kitchen scales.


Article 2.
Definitions

(1) Products:           Electronic bath and electronic kitchen scales.
(2) Current Products:   Non-replaceable lithium LCD bath scales and non-replaceable lithium LCD kitchen scales.
(3) Future Products:    All other electronic bath and electronic kitchen scales.
(4) Territory:          shall refer to Germany.
(5) Extended Territory: shall refer to Austria and Switzerland.


Article 3.
Duties and Rights of the Parties

(1)Measurement Specialties will sell Products for retail sale in the Territory only to Korona
(exceptions listed in Exhibit A).  Measurement Specialties shall not distribute Products in the
Territory in any other way as described in the precedent sentence, i.e., neither direct, nor through an agent nor through another importer. In addition, Measurement Specialties shall not sell Products to a foreign affiliate of a German company for resale into the Territory.

(2)KORONA will purchase the Current Products for distribution in the Territory exclusively from
Measurement Specialties unless Measurement Specialties cannot deliver the quality or technique required by Korona or Korona determines that it can purchase a Current Product of similar quality elsewhere at lower price than Measurement Specialties' price.  Before any purchase of a Current
Product from a third party, Korona will inform Measurement Specialties of its intention and
Measurement Specialties will have the right, at its sole discretion, to meet the conditions of the third party offer.  If, for special promotions, Measurement Specialties is not able to meet the quality, technique or the price required by Korona and the parties do not find a solution within 30 days, Korona may buy the Current Products from the third party.

(3)This article does not apply as far as the provisions contained therein do not comply with European
Union law.


Article 4.
Term of Agreement

The agreement will run from the date of signing through  December 31, 2001 and will be renewed, with the consent of both parties, every two years, for a period determined by the parties.  The first renewal date will occur on July 1, 1999.


Article 5.
Future Products

(1)In the event that Measurement Specialties extends its bath scale product range into Replaceable lithium battery, LED, Solar, Body Fat, Body Mass or any other Future Products, the provisions of this agreement apply also to these Future Products as soon as Measurement Specialties starts distribution of the Future Product, if the Future Product is suitable for the German market in quality, execution, and price.  If MEASUREMENT SPECIALTIES does not produce, or by its choice will not produce, any of the above described products or other Future product, KORONA is then free, at its sole discretion, to buy these products from any other resource until the time that MEASUREMENT SPEClALTIES decides to produce the Future Product and starts distributing it.  In the event that Korona elects to not purchase and distribute the Future Product, Measurement Specialties may elect to distribute the Future Product in the Territory.

(2)KORONA will inform and provide MEASUREMENT SPECIALTIES with information and samples of new products entering the German market, through other brand name distributors or other OE manufacturers, on a regular basis.


Article 6.
Termination

If, in any calendar year, KORONA's orders from MEASUREMENT SPECIALTIES are less than the minimum in
Exhibit B, and if the  economic situation in Germany is normal* and if one American Dollar costs less than two Deutsche Marks, MEASUREMENT SPECIALTIES may, at its sole option, terminate the agreement with 90 days written notice.

* (in the minimum 1% economic growth (gross national product).)


Article 7.
Extended Territory

(1)Generally, this agreement applies in the same way to the Extended Territory as to Germany.
However, MEASUREMENT SPECIALTIES may sell directly into the Extended Territory.  If MEASUREMENT
SPECIALTIES does so, MEASUREMENT SPECIALTIES is obliged to pay a commission to KORONA, at a rate of
[omitted]% of MSI's net sales, which is due 20 days after MSI's receipt of payment.

(2)The method of distribution in the Extended Territory is, like in Germany, within the sole discretion of KORONA.  KORONA may distribute directly, through an agent or through an importer, or in any other way.


Article 8.
Indemnification

MEASUREMENT SPECIALTIES shall indemnify Korona against any product liability claim asserted by a purchaser of MEASUREMENT SPECIALTIES' products or by any other person who claims damages because of defects of MEASUREMENT SPECIALTIES' products.


Exhibit A
Measurement Specialties Existing Customer Exceptions
                                      [Customer's name omitted]
LCD lithium bath scales:              model no. LS-100 in the current form
                                      model no. LS-200 in the current form
LCD lithium kitchen scales:           model no. MS-11 in the current form
                                      model no. MS-13 in the current form

                                      [Customer's name omitted]
LCD lithium bath scale:               model no. 812 in the current form

                                      [Customer's name omitted]
LCD lithium bath scale:               model no. MS-7 in the current form
LCD lithium kitchen scale:            model no. MS-11 in the current form


Exhibit B
Minimum Annual Purchases (FOB Hong Kong) to Maintain Exclusivity
Year           Amount (USD)
1998        [Amounts omitted]
1999        [Amounts omitted]
2000        [Amounts omitted]
2001        [Amounts omitted]

The minimum annual purchases are dependent on normal economic conditions in the Territory.


Supply and Distribution Agreement

This agreement is made and entered into this 26th day of September 1997 and duly executed as follows:

Korona GmbH & Co. KG                             Measurement Specialties Inc.
Nienhagener Strasse                              3480 Little Falls Road
37186 Moringen                                   Fairfield, New Jersey 07004
Germany                                          United States of America
By:Wolfgang Bulisch                              By:Joseph R. Mallon Jr.
Its:Manager                                      Its:President
Date:October 14, 1997                            Date:October 28, 1997
Korona Haushaltswaren GmbH & Co. KG
Nienhagener Strasse 34
37186 Moringen
Tel. 05554/ 99 20-0
Fax  05554/ 99 20-25 u. 99 20-35
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